EXHIBIT 10.5

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

Federal Street Acquisition Corp.

100 Federal Street, 35th Floor

Boston, MA 02110

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between Federal Street Acquisition Corp., a Delaware corporation (the “Company”), Agiliti, Inc., a Delaware corporation (the “Issuer”), and UHS Holdco, Inc., a Delaware corporation (“UHS”), pursuant to an Agreement and Plan of Merger, dated as of the date hereof, among the Company, the Issuer, UHS and the other parties thereto (as may be amended and/or restated, the “Transaction Agreement”), the Company is seeking commitments from certain interested investors to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), for a purchase price of $10.00 per share, in a private placement in which the Company expects to raise an aggregate of up to $250 million (subject to increase or decrease in the discretion of the Company).  In connection therewith, the undersigned (the “Subscriber”), the Company and the Issuer agree as follows:

1.                                      Subscription.  Subject to the terms and conditions hereof, the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber, upon the payment of the subscription price therefor, the number of  shares of Class A Common Stock set forth on the signature page hereto (the “Shares”).  The Subscriber understands that pursuant to the Transaction Agreement the Shares will become shares of common stock in the Issuer.

2.                                      Closing. The closing of the sale of Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and immediately prior to, the consummation of the Transaction.  Upon (i) satisfaction of the conditions set forth in Section 3 below and (ii) not less than five (5) business days’ written notice from (or on behalf of) the Company to the Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice, the Subscriber shall deliver to the Company on or prior to the closing date specified in the Closing Notice (the “Closing Date”) the subscription amount for the Shares subscribed (the “Subscription Amount”) by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery to the Subscriber of the Shares in book entry form to the Subscriber or to a custodian designated by the Subscriber, as applicable.  In the event the closing of the Transaction does not occur within one (1) business day of the Closing Date, the Company shall promptly (but no later than one business day thereafter) return the Subscription Amount to the Subscriber by wire transfer of Unites States dollars in immediately available funds to the account specified by the Subscriber, and any book entries shall be deemed cancelled.

3.                                      Closing Conditions. The Closing by the Subscriber is also subject to the conditions (which conditions may be waived by the Subscriber) that, on the Closing Date:

(a)                                 no suspension of the qualification of the Shares for offering or sale or trading in the United States, New York or NASDAQ or initiation or threatening of any proceedings for any of such purposes, shall have occurred other than in connection with the consummation of the Transaction;

(b)                                 all representations and warranties of the Company and the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and the Issuer of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction;

(c)                                  no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(d)                                 all conditions precedent to the closing of the Transaction, including the approval of the Company’s shareholders, shall have been satisfied or waived, other than those conditions that, by their nature, are to be satisfied at the closing of the Transaction, but subject to the satisfaction of those conditions at such time (without any material waiver of any such conditions that would reasonably be expected to adversely affect the Subscriber except waivers to which the Subscriber consents in writing) and the Debt Financing contemplated by the Debt Commitment Letter (as defined in the Transaction Agreement) to be funded at Closing has been funded or will be funded at the Closing (and the Debt Financing (as defined in the Transaction Agreement) to be funded after the Closing for the purpose of the Existing Notes Refinancing (as defined in the Transaction Agreement) is not subject to any event of default or unsatisfied condition which would permit the lenders not to fund all or a portion of the Debt Financing as contemplated by the Debt Commitment Letter); and

(e)                                  no material amendment or modification of the Transaction Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to adversely affect the Subscriber, unless the Subscriber has consented in writing to such amendment or modification.

4.                                      Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.                                      Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a)                                 The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted.

(b)                                 The Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation or under the laws of the State of Delaware.

(c)                                  This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)                                 The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with the NASDAQ marketplace rules and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Company Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Company Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply with this Subscription Agreement.

(e)                                  There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the securities to be issued pursuant to any other subscription agreement with investors that have agreed to purchase securities in connection with the Transaction, that have not been or will be waived on or prior to the Closing Date.

(f)                                   The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable.

(g)                                  As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of 221,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Class A Common Stock, (ii) 20,000,000 shares of Class F Common Stock, par value $0.0001 per share, and (iii) 1,000,000 shares of Preferred Stock.  As of the date of this Subscription Agreement, the issued and outstanding capital stock of the Company consists of 57,500,000 shares of capital stock, consisting of (A) 46,000,000 shares of Class A Common Stock, (B) 11,500,000 shares of Class F Common Stock, and (C) no shares of Preferred Stock.  As of the date of this Subscription Agreement, the Company has 37,950,000 warrants outstanding, each such warrant entitling the holder thereof to purchase one (1) share of Class A Common Stock.

(h)                                 The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Subscriber.

6.                                      Issuer Representations and Warranties. The Issuer represents and warrants to the Subscriber that:

(a)                                 The Issuer has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted.

(b)                                 This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and is enforceable in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)                                  The execution, delivery and performance of this Subscription Agreement by the Issuer and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer (an “Issuer Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would have an Issuer Material Adverse Effect or the legal authority of the Issuer to comply with this Subscription Agreement.

(d)                                 There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the securities to be issued pursuant to any other subscription agreement with investors that have agreed to purchase securities in connection with the Transaction, that have not been or will be waived on or prior to the Closing Date.

(e)                                  The Issuer has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable.

(f)                                   The Issuer understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Subscriber.

7.                                      Subscriber Representations and Warranties. The Subscriber represents and warrants to the Company that:

(a)                                 The Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933 as amended, (the “Securities Act”)) or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A, and is acquiring the Shares only for his, her or its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto).

(b)                                 The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the

United States, and that any certificates or book entry account representing the Shares shall contain a legend to such effect. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(c)                                  The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, or its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(d)                                 The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(e)                                  The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed (i) the Company’s filings with the Securities and Exchange Commission (“SEC”); and (ii) the filings with the SEC by Universal Hospital Services, Inc., a direct wholly owned subsidiary of UHS.  The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(f)                                   The Subscriber became aware of this offering of the Shares solely by means of direct contact between the Subscriber and the Company or a representative of the Company, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company or a representative of the Company. The Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(g)                                  The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the

Company’s and Universal Hospital Services, Inc.’s filings with the SEC. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(h)                                 Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(i)                                     In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Placement Agents (as defined below) concerning the Company or the Shares or the offer and sale of the Shares.

(j)                                    The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k)                                 The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(l)                                     The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

(m)                             Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(n)                                 The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(o)                                 No disclosure or offering document has been prepared by Citigroup Global Markets Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Placement Agents”) or any of their respective affiliates in connection with the offer and sale of the Shares.

(p)                                 The Placement Agents and each of their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company.

(q)                                 In connection with the issue and purchase of the Shares, neither of the Placement Agents has acted as the Subscriber’s financial advisor or fiduciary.

(r)                                    Subject to the satisfaction of the terms and conditions of this Subscription Agreement, the Subscriber will have sufficient funds to pay the subscription amount pursuant to Section 2 at the Closing.

8.                                      Registration Rights and Director Nomination Agreement.  Subscriber and the Issuer shall enter into a registration rights agreement and a director nomination agreement in connection with the closing of the transactions contemplated by the Transaction Agreement, substantially in the forms attached as Exhibits D and E, respectively, thereto.

9.                                      Termination.  This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and UHS to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing, or (d) if UHS or any of its affiliates asserts any right or seeks any remedy against the Subscriber or any of its direct or indirect equityholders, management companies, affiliates, agents, attorneys, or representatives, and any financial advisor or lender or any affiliate of any of the foregoing, other than (i) the right of specific performance by UHS against the Subscriber in accordance with the terms and conditions of Section 11(g) of this Subscription Agreement, (ii) a claim against Parent or PubCo under the Transaction Agreement, (iii) the right of specific performance by UHS as a third party beneficiary of the equity commitment letter, dated as of August 13, 2018, by and among Thomas H. Lee Equity Fund VIII, L.P., Thomas H. Lee Parallel Fund VIII, L.P., and THL Executive Fund VIII, L.P. and THL Agility Investors LLC (the “Equity Commitment Letter”), or (iv) a claim by UHS or any other Person who is an affiliate of the Company under any Ancillary Agreement (as defined in the Transaction Agreement) to which UHS or such Person is a party against any other party to such Ancillary Agreement, in the case of each of clauses (i) through (iv),  in accordance with and subject to the terms and limitations of the applicable agreements; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify the Subscriber of (i) the termination of the Transaction Agreement promptly after the termination of such agreement, (ii) any amendment to the Transaction Agreement and (iii) any waiver of any of the conditions specified in Article 6 of the Transaction Agreement.

10.                               Trust Account Waiver. The Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated July 18, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, and for working capital, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

11.                               Miscellaneous.

(a)                                 Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned.

(b)                                 The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(c)                                  The Subscriber acknowledges that the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.  Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate.  The Subscriber further acknowledges and agrees that the Placement Agents are a third-party beneficiary of the representations and warranties of the Subscriber contained in Section 6 of this Subscription Agreement.

(d)                                 The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)                                  All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)                                   This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought and, to the extent such modification, waiver or termination is material and would reasonably be expected to adversely affect UHS, UHS.

(g)                                  This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns; provided, that, subject to the terms and conditions of this Subscription Agreement and Section 9.10(b) of the Transaction Agreement, UHS shall have the right, as a third party beneficiary of this Subscription Agreement, to obtain specific performance of the Subscriber’s obligation to cause the Subscription Amount to be funded when due hereunder (including, to the extent necessary to cause such funding, to cause the Subscriber to use reasonable best efforts to enforce contractual commitments available to the Subscriber), but solely to the extent the Company has the right hereunder to enforce such obligation pursuant to the terms, and subject to the conditions, hereof and solely to the extent required to give effect to a grant of specific performance to UHS under and in accordance with the terms and conditions of Section 9.10(b) of the Transaction Agreement (as in effect on the date hereof), and for no other purpose, which right of UHS as third party beneficiary shall be the sole and exclusive direct or indirect right and remedy (whether at law or in equity) available to UHS and its security holders and affiliates (or available to any Person claiming by, through, or on behalf or for the benefit of any of them) against the Subscriber or any of its direct or indirect equityholders, management companies, affiliates, agents, attorneys, or representatives, and any financial advisor or lender or any affiliate of any of the foregoing, with respect to any claim (whether sounding in contract or tort, under statute or otherwise) arising under or related to the Transaction Agreement or this Subscription Agreement or the transactions contemplated hereby or thereby or related negotiations, including without limitation in connection with any beach or alleged breach by the Company or the Issuer of any obligation under or related to the Transaction Agreement (whether or not any such breach or alleged breach is caused by the Subscriber’s breach of its obligations under this Subscription Agreement) and any breach or alleged breach by the Subscriber of any obligation under or related to this Subscription Agreement; provided that nothing herein limits (i) a claim by UHS against Parent or PubCo under the Transaction Agreement, (ii) the right of specific performance by UHS as a third party beneficiary of the Equity Commitment Letter, or (iii) a claim by UHS or any other Person who is a security holder or affiliate of the Company under any Ancillary Agreement (as defined in the Transaction Agreement) to which UHS or such Person is a party against any other party to such Ancillary Agreement, in the case of each of clauses (i) through (iii),  in accordance with and subject to the terms and limitations of the applicable agreements; provided, further, that, for the avoidance of doubt, nothing in the foregoing proviso shall, or shall be deemed to, increase the scope of any rights held by UHS or such other Person under any of the foregoing agreements or allow recourse against any Person other than as expressly provided in such foregoing agreements.

(h)                                 Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)                                     If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)                                    This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)                                 The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this

Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(L)                                THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)                             Each party hereto hereby, and any person asserting rights as a third party beneficiary hereunder may do so only if he, she or it, irrevocably agrees that any claims shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum.  During the period a claim that is filed in accordance with this Section 11(m) is pending before a court, all actions, suits or proceedings with respect to such claim or any other claim, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any claim, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper.  A final judgment in any action, suit or proceeding described in this Section 11(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12.                               Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent or any of their respective affiliates or any of their or their control persons, officers, directors and employees), other than the statements, representations and warranties contained in this Subscription Agreement, in making its investment or decision to invest in the Company. The Subscriber agrees that neither (i) any other purchaser pursuant to this Subscription Agreement or any other Subscription Agreement related to the private placement of the Shares (including the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser) nor (ii) the Placement Agent, their respective affiliates or any of their or their control persons, officers, directors or employees, shall be liable to any other purchaser pursuant to this Subscription

Agreement or any other Subscription Agreement related to the private placement of the Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

13.                               Disclosure.  The Issuer shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement and (ii) to the extent such disclosure is required by law, at the request of the Staff of the SEC or regulatory agency or under the regulations of NASDAQ, in which case the Issuer shall use its reasonable best efforts to provide Subscriber with advance notice thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:		State/Country of Formation or Domicile: Delaware

By:	/s/ Kent R. Weldon
Name: Kent R. Weldon
Its: Authorized Signatory

Name in which shares are to be registered (if different):		Date: August 13, 2018

Subscriber’s EIN:

Business Address-Street: 100 Federal Street, 35th Floor		Mailing Address-Street (if different):

City, State, Zip: Boston, MA 02110		City, State, Zip:

Attn: Shari H. Wolkon		Attn:

Telephone No.: (617) 227-1050		Telephone No.:

Facsimile No.: (617) 227-3514		Facsimile No.:

Number of Shares subscribed for: 20,000,000

Aggregate Subscription Amount: $200,000,000.00		Price Per Share: $10

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice).

IN WITNESS WHEREOF, each of the Company and the Issuer has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

FEDERAL STREET ACQUISITION CORP.

	By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Chief Financial Officer

Date: August 13, 2018

AGILITI, INC.

	By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Chief Financial Officer

Date: August 13, 2018

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

A.                                    QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.                                        ☐                                 We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.                                    INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.                                        ☐                                We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act. for one or more of the following reasons (Please check the applicable subparagraphs):

☐                                    We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐                                    We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐                                    We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐                                    We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐                                    We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐                                    We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐                                    We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐                                    We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐                                    We are a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐                                    We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☒                                  We are an entity in which all of the equity owners are accredited investors.

C.                                    AFFILIATE STATUS

(Please check the applicable box)

THE SUBSCRIBER:

☐                                    is:

☒                                  is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Subscriber and constitutes a part of the Subscription Agreement